UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: December 12, 2014

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2014, Axion Power International, Inc. (the “Company”) entered into a Settlement and Release Agreement (“Agreement”) with Robert G. Averill (“Averill”), a shareholder and former director of the Company, with respect to its $735,000 original principal amount Subordinated Convertible Note, dated May 8, 2013, as amended effective June 13, 2014 (“Note”) as issued to Averill. Pursuant to the terms of the Agreement, the Company satisfied its obligations to Averill under the Note by payment of (collectively, the “Payment”):(i) $765,000 via wire transfer to Averill, (ii) issuance of 96,749 shares of its restricted Common Stock, and (iii) issuance of a warrant to purchase an additional 96,749 shares of its Common Stock, at an exercise price of $1.00 per share and a term of five years. The Agreement also provides for a full release by Averill of the Company’s obligations under the Note upon his receipt of the Payment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Form of Settlement and Release Agreement

10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 15, 2014

Axion Power International, Inc.

By:	/s/ Charles R. Trego, Jr.

Charles R. Trego Jr.
Chief Financial Officer

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